                                                                       EXHIBIT A



                    AGREEMENT OF LIMITED LIABILITY COMPANY

                                      OF

                             BROWN'S DOCK, L.L.C.

                               TABLE OF CONTENTS

                                                                                                         Page
ARTICLE I
     GENERAL PROVISIONS; CAPITAL
     CONTRIBUTIONS;DEFINITIONS.........................................................................   1
     Section 1.1  Formation............................................................................   1
     Section 1.2  Name.................................................................................   1
     Section 1.3  Purpose..............................................................................   1
     Section 1.4  Place of Business; Registered Office and Agent.......................................   1
     Section 1.5  Capital Contributions................................................................   2
     Section 1.6  Definitions..........................................................................   2

ARTICLE II
     CAPITAL ACCOUNTS..................................................................................   4
     Section 2.1  Capital Accounts.....................................................................   4
     Section 2.2  Distribution in Kind.................................................................   5

ARTICLE III
     DISTRIBUTIONS.....................................................................................   6
     Section 3.1  Distributions........................................................................   6

ARTICLE IV
     MANAGEMENT........................................................................................   6
     Section 4.1  Management Authority.................................................................   6
     Section 4.2  Delegation of Authority..............................................................   7
     Section 4.3  Company Acts.........................................................................   7
     Section 4.4  No Liability to Members, Terminated Members or the Company...........................   7
     Section 4.5  Indemnification......................................................................   7

ARTICLE V
     MEMBERS...........................................................................................   8
     Section 5.1  Limited Liability....................................................................   8
     Section 5.2  No Liability to the Members or the Company...........................................   8
     Section 5.3  Indemnification of the Members.......................................................   8
     Section 5.4  No Transfer of Interest; No Withdrawal of Funds or Loans.............................   8
     Section 5.5  Admission of New Members.............................................................   9
     Section 5.6  Withdrawal, Expulsion or Other Termination of Members................................   9

ARTICLE VI
     DURATION; TERMINATION.............................................................................   9
     Section 6.1  Duration.............................................................................   9
     Section 6.2  Liquidation of Company Interests.....................................................  10

ARTICLE VII
     VALUATION.........................................................................................  10
     Section 7.1  Normal Valuation.....................................................................  10
     Section 7.2  Restrictions on Transfer or Blockage.................................................  10

ARTICLE VIII
     BOOKS OF ACCOUNT..................................................................................  11
     Section 8.1  Books................................................................................  11
     Section 8.2  Fiscal Year..........................................................................  11
     Section 8.3  Tax-Allocation.......................................................................  11

ARTICLE IX
     POWER OF ATTORNEY.................................................................................  12

ARTICLE X
     MISCELLANEOUS.....................................................................................  12
     Section 10.1 Indemnification and Reimbursement for Payments on Behalf of a Member
            or Terminated Member.......................................................................  12
     Section 10.2 Deadlock; Arbitration................................................................  13
     Section 10.3 Amendments...........................................................................  13
     Section 10.4 Successors...........................................................................  13
     Section 10.5 Governing Law; Severability..........................................................  13
     Section 10.6 Notices..............................................................................  13
     Section 10.7 Singular; Plural; Gender.............................................................  13
     Section 10.8 Complete Agreement; Headings; Counterparts...........................................  13

Schedule 1     -  Capital Commitments
Schedule 2     -  Carried Interest Percentage
Schedule 3     -  Notices
Schedule 4     -  Affiliated Members

                    AGREEMENT OF LIMITED LIABILITY COMPANY
                                      OF
                             BROWN'S DOCK, L.L.C.


          Agreement of Limited Liability Company (the "Agreement") of Brown's
                                                       ---------
Dock, L.L.C. (the "Company"), dated as of August 31, 1998, by and among
                   -------
Inverness Management Fund I LLC, a Delaware limited liability company ("Inverness"), Phoenix Home Life Mutual Insurance Company ("Phoenix") and
  ---------                                                 -------
Phoenix Investment Partners, Ltd. ("PXP"). Certain capitalized terms used herein are defined in Section 1.6.

          The parties hereto now agree as follows:


                                   ARTICLE I
                          GENERAL PROVISIONS; CAPITAL
                          CONTRIBUTIONS; DEFINITIONS

          Section 1.1  Formation.  The Company was formed as of August 31, 1998
                       ---------
by the execution and filing of a certificate of formation of the Company with the Secretary of State of the State of Delaware setting forth the information required by the Act (the "Certificate"). The Company shall continue until
                          -----------
dissolution and termination of the Company in accordance with the provisions of
Article VI hereof.

          Section 1.2  Name.  The name of the Company shall be "Brown's Dock,
                       ----
L.L.C." or such other name or names as may from time to time hereafter be designated by the Managers.

          Section 1.3  Purpose.  The Company is organized for the object and
                       -------
purpose of (i) acquiring, holding and disposing of shares of PennCorp Financial Group, Inc.'s $3.375 Convertible Preferred Stock (the "Stock") in open market
                                                       -----
purchases, and (ii) engaging in such activities incidental or ancillary thereto as approved by the Managers.

          Section 1.4  Place of Business; Registered Office and Agent.
                       ----------------------------------------------

          (a) The Company shall maintain an office in Hartford, CT or at such other place or places as may from time to time be designated by the Managers.

          (b) The registered office of the Company in the State of Delaware is located at 9 East Loockerman, Dover, Kent County, Delaware 19901. The registered agent of the Company for service of process at such address is National Registered Agents, Inc.

          Section 1.5  Capital Contributions.
                       ---------------------

          (a) Each Member shall make cash contributions or contributions of Stock to the capital of the Company in the aggregate amount equal to the amount set forth opposite such Member's name on Schedule I attached hereto. Each
                                         ----------
Capital Contribution to the Company shall be made by means of a check or by wire transfer of funds to an account designated by the Managers.

          (b) To the extent a Member is required by law to pay a Company liability, the amount so paid shall be treated (i) as a capital contribution to the Company and (ii) as a payment by the Company of such liability.

          Section 1.6  Definitions.  For purposes of this Agreement:
                       -----------

          "Act" means the Delaware Limited Liability Company Act, 6 Del. C. (S)
           ---
18-101 et seq., as amended.

          "Agreement" has the meaning set forth in the preamble.
           ---------

          "Allocated Preferred Return" with respect to each Member means the
           --------------------------
lesser of (i) the excess, if any, of (A) the aggregate amount of all Net Profits previously allocated to such Member pursuant to Section 2.1(b) over (B) the aggregate amount of all Net Losses previously allocated to such Member pursuant to Section 2.1(c) and (ii) such Member's Preferred Return.

          "Basis" with respect to any security means the Cost Basis thereof,
           -----
reduced by any write-down amount pursuant to clause (iii) of the definition of "Realized Investment Loss."

          "Capital Account" has the meaning set forth in Section 2.1.
           ---------------

          "Capital Contribution" with respect to each Member means any amount
           --------------------
contributed by such Member to the Company.

          "Certificate" has the meaning set forth in Section 1.1.
           -----------

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

          "Company" has the meaning set forth in the preamble.
           -------

          "Cost Basis" with respect to any security means the basis thereof as
           ----------
determined in accordance with the Code.

          "Dispute" has the meaning set forth in Section 10.2.
           -------

          "Indemnifying Member" has the meaning set forth in Section 10.1.
           -------------------

          "Inverness" has the meaning set forth in the preamble.
           ---------

          "Managers" means collectively Phoenix and Inverness, or any successor
           --------
managers as determined pursuant to Section 4.6.

          "Member" means the Persons listed on the signature pages hereto as
           ------
Members and any other Person who is admitted to the Company pursuant to Section
5.5 (so long as such Person continues to be a Member hereunder).

          "Net Loss" for any period means the excess of all the Company's
           --------
Realized Investment Losses for such period over all of the Company's Realized Investment Gains for such period.

          "Net Profit" for any period means the excess of all the Company's
           ----------
Realized Investment Gains for such period over all of the Company's Realized Investment Losses for such period.

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

          "Phoenix" has the meaning set forth in the preamble.
           -------

          "Preferred Return" with respect to each Member means the excess, if
           ----------------
any, of (i) the greater of (A) the aggregate amount of distributions required to cause the internal rate of return from August 28, 1998 through the date of determination on the aggregate Capital Contributions made to fund Realized Investments on or prior to the date of determination, and taking into account all prior distributions on Realized Investments, to equal 20% per annum, or (B) 120% of the Basis of the Realized Investments, over (ii) the aggregate Capital Contributions made on or prior to the date of determination to fund Realized Investments.

          "PXP" has the meaning set forth in the preamble.
           ---

          "Realized Investment Gain" means (i) the excess, if any, of the net
           ------------------------
proceeds from the sale of the Stock over the Basis of the Stock, (ii) the excess, if any, of the value (as determined pursuant to Article X) of any Stock distributed to the Members over the Basis of such Stock and (iii) all other items of gain that are not included in the foregoing clauses (i) and (ii).

          "Realized Investment Loss" means (i) the deficiency, if any, of the
           ------------------------
net proceeds from the sale of Stock as compared to the Basis of such Stock, (ii) the deficiency, if any, of the value (as determined pursuant to Section 7.1) of any Stock distributed to the Members as compared to the Basis of such Stock,
(iii) the amount (the "write-down amount"), as determined by the Managers, by
                       -----------------
which the Stock has permanently declined in value as compared to the Cost Basis of such Stock as provided in Article VII and (iv) all other items of deduction and loss that are not included in the foregoing clauses (i) and (ii).

          "Realized Investments" means the portion of the Stock which has been
           --------------------
disposed of or written-down by the Company.

          "Stock has the meaning set forth in Section 1.3.
           -----

          "Unallocated Preferred Return" with respect to each Member means the
           ----------------------------
excess, if any, of (i) such Member's Preferred Return over (ii) such Member's Allocated Preferred Return.


                                  ARTICLE II
                               CAPITAL ACCOUNTS

          Section 2.1  Capital Accounts.  A "Capital Account" shall be
                       ----------------      ---------------
established for each Member on the books of the Company and shall be adjusted as follows:

          (a)    Capital Contributions. A Member's Capital Contribution shall be
                 ---------------------
credited to such Member's Capital Account when and as received by the Company.

          (b)    Net Profit. For any period in which the Company has a Net
                 ----------
Profit, such Net Profit shall be credited to the Members' Capital Accounts in the following priority:

          (i)    First, 100% of such Net Profit shall be allocated to the
                 -----
     Capital Accounts of the Members to the extent of their Unallocated Preferred Return (taking into account amounts then and previously credited pursuant to this Section 2.1(b)(i) (and not reversed pursuant to Section 2.1(c)(iii)).

          (ii)   Second, after the required allocations of such Net Profit is
                 ------
     made pursuant to subparagraph (b)(i) above, such Net Profit shall be credited 75% to the Capital Account of Inverness and 25% to the Capital Account of PXP, but only to the extent necessary to cause the aggregate amount of Net Profit allocated to the Capital Account of Inverness under this subparagraph (b)(ii) at the time of such allocation to equal 18.75% of the Net Profit previously allocated to the Members' Capital Accounts pursuant to subparagraph (b)(i) above (and not reversed pursuant to Section 2.1(c)(ii)).

          (iii)  Third, after the required amount of an allocation of such Net
                 -----
     Profit is made pursuant to subparagraphs (b)(i) and (b)(ii) above, the remainder of such Net Profit shall be credited (A) 80% to the Capital Accounts of the Members, pro rata according to the Capital Contributions,
     (B) 15% to the Capital Account of Inverness and 5% to the Capital Account of PXP.

          (c)    Net Loss.  For any period in which the Company has a Net Loss,
                 --------
such Net Loss shall be debited against the Capital Accounts of the Members in the following order of priority:

          (i)    First, 100% of such Net Loss shall be debited (A) 80% to the
                 -----
     Capital Account of the Members, pro rata according to the Capital Contributions, (B) 15% to the Capital Account of Inverness and (c) 5% to the Capital Account of PXP, but only to the extent that Net Profit has previously been allocated pursuant to subparagraph (b)(iii) above and not previously offset by Net Losses pursuant to this subparagraph (c)(i).

          (ii)   Second, after the required amount of such Net Loss has been
                 ------
     allocated pursuant to subparagraph (c)(i) above, thereafter, such Net Loss shall be debited (A) 75% to the Capital Account of Inverness and (B) 25% to the Capital Account of PXP, but only to the extent that Net Profit has previously been allocated pursuant to subparagraph (b)(ii) above and not previously offset by Net Losses pursuant to this subparagraph (c)(ii).

          (iii)  Third, after the required amount of such Net Loss has been
                 -----
     allocated pursuant to subparagraphs (c)(i) and (c)(ii) above, thereafter, 100% of such Net Loss shall be debited against the Capital Account of the Members, but only to the extent that Net Profit has previously been allocated pursuant to subparagraph (b)(i) and not previously offset by Net Losses pursuant to this subparagraph (c)(iii).

          (iv)   Fourth, after the required amount of an allocation of such Net
                 ------
     Loss is made pursuant to subparagraphs (c)(i), (c)(ii) and (c)(iii) above, thereafter, such Net Loss shall be debited 100% against the Capital Accounts of all Members, pro rata according to their Capital Contributions.

          (d)    Distributions.  Any amounts distributed to a Member shall be
                 -------------
debited against such Member's Capital Account.

The Members' Capital Accounts normally shall be adjusted periodically, monthly or quarterly as set forth above, but the Capital Accounts may be adjusted more often if a New Member is admitted to the Company or if circumstances otherwise make it advisable (as determined in the discretion of the Managers). Where allocations are made more often than annually, the relevant item of income, expense, etc. being allocated shall be estimated and if subsequent year-end or other adjustments affect allocations previously made, such adjustments shall be recorded when determined.

If any income required by this Section 2.1 to be credited to the Members' Capital Accounts is a negative amount (i.e., a loss), the absolute value of such negative amount shall be debited against the Members' Capital Accounts. Similarly, if any expense required to be debited against the Members' Capital Accounts is a negative amount, the absolute value of such negative amount shall be credited to the Members' Capital Accounts.

          Section 2.2    Distribution in Kind.  If securities are to be
                         --------------------
distributed in kind to the Members, they shall first be written up or down to their value (as determined pursuant to Section 7.1 as of the date of such distribution), thus creating gain or loss for the Company, and the value of the securities received by each Member as so determined shall be debited against such Member's Capital Account at the time of distribution.


                                  ARTICLE III
                                 DISTRIBUTIONS

          Section 3.1   Distributions.
                        -------------

          (a) Distributions of cash and/or securities received by the Company shall be made to all Members from time to time as determined by the Managers; provided that each Member shall be entitled to receive annual distributions pursuant to Section 3.1(b) as soon as is reasonably feasible, but in no event later than 90 days after each calendar year, equal to the anticipated taxes on the share of taxable income allocated to such Member for the fiscal quarter to which such date relates, assuming the highest applicable marginal federal and state rates (taking into account the type of income distributed) for all Member, subject to the availability of cash after setting aside appropriate reserves for anticipated or contingent obligations, losses and commitments of the Company.

          (b) Distributions out of Net Profit shall be made to all Members in the same proportions as such Net Profit was credited to their respective Capital Accounts.

          (c) To the extent distributions represent a return of capital to the Members (i.e., distributions other than out of Net Profit), such distributions shall be made pro rata among the Members on the basis of the amount of each Member's net Capital Contributions (i.e., each Member's or Terminated Member's aggregate Capital Contribution with respect to its Capital Commitment, reduced by the amount of each distribution received by such Member which constitutes a return of capital).

          (d) It is presently anticipated that distributions of Net Profit shall be made within a reasonable period of time after receipt thereof by the Company, subject in each case to the avail ability of cash after setting aside appropriate reserves for anticipated or contingent obligations, losses and commitments of the Company.

          (e) Notwithstanding the above, no Member shall receive a distribution which reduces such Member's Capital Account below zero.

                                  ARTICLE IV
                                  MANAGEMENT

          Section 4.1    Management Authority.  Except as otherwise expressly
                         --------------------
provided in this Agreement, all material Company decisions and determinations will be made by unanimous decision of the Managers in their sole discretion, including all Company decisions and determinations relating to (a) the acquisition of Stock, (b) distributions of Company cash and securities, and (c) the incurring of expenses on behalf of the Company; provided that the decision to dispose of Stock shall be made solely by the Manager with the largest Capital Account.

          Section 4.2    Delegation of Authority.  The Company may (i) appoint
                         -----------------------
such officers or employ such Persons to such terms and to perform such functions as the Managers shall determine, (ii) appoint or otherwise contract with such other Persons for the transaction of the business of the Company or the performance of services for or on behalf of the Company as the Managers shall determine and (iii) delegate to any such officer or Person such authority to act on behalf of the Company as the Manager may from time to time deem appropriate.

          Section 4.3    Company Acts.  When the taking of Company action has
                         ------------
been authorized pursuant to Section 4.1 or as otherwise provided in this Agreement, any Person specifically thereby authorized in writing may execute any contract or other agreement or document on behalf of the Company and may execute and file on behalf of the Company with the Secretary of State of the State of Delaware any certificates of amendment to the Company's certificate of formation, one or more restated certificates of formation and certificates of merger or consolidation and, upon the dissolution and completion of winding up of the Company, at any time when there are fewer than two Members, or as otherwise provided in the Act, a certificate of cancellation canceling the Company's certificate of formation.

          Section 4.4    No Liability to Members, Terminated Members or the
                         --------------------------------------------------
Company. Except as otherwise required by law or the provisions of this
-------
Agreement, no present or former Manager shall be personally liable to any other Manager, Member or to the Company for any action taken or omitted to be taken as a Manager with respect to the Company which is not in violation of the provisions of this Agreement or for any action taken or omitted to be taken by any officer, director, employee or agent of the Company, except in the case of such Manager's own gross negligence or willful malfeasance.

          Section 4.5    Indemnification.  Except as otherwise required by law
                         ---------------
or the provisions of this Agreement, the Company shall indemnify its present or former Managers, officers, employees and agents against any losses, liabilities, damages or expenses (including amounts paid for attorneys' fees, judgments and settlements in connection with any threatened, pending or completed action, suit or proceeding) to which any of such Persons may directly or indirectly become subject for action taken or omitted to be taken on behalf of the Company or in connection with any involvement with the Company, but only to the extent that such Person (a) acted in good faith, (b) acted in a manner reasonably believed to be authorized or conferred upon such Person by this Agreement, (c) acted in a manner reasonably believed to be in the best interests of the Company and (d) was neither grossly negligent nor engaged in willful malfeasance.

          Section 4.6    Successor Manager.  The Members may remove the Managers
                         -----------------
and appoint successor Manager(s) by the unanimous vote of the Members. Upon such appointment the successor Manager shall become a Manager of the Company and shall inure to all of the rights and obligations of a Manager pursuant to this Agreement.

                                   ARTICLE V
                                    MEMBERS

          Section 5.1    Limited Liability.  The Members shall not be personally
                         -----------------
liable for any obligations of the Company and shall have no obligation to make contributions to the Company in excess of their respective Capital Contributions as specified in Schedule 1 attached hereto, except to the extent set forth in
                ----------
the Act or otherwise expressly provided in this Agreement. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members or Managers of the Company.

          Section 5.2    No Liability to the Members or the Company.  Except as
                         ------------------------------------------
otherwise required by law or the provisions of this Agreement, no Member or any of their respective owners, directors, officers or agents, if any, shall be personally liable to the Company or to any other Member for any action taken or omitted to be taken as a Member with respect to the Company which is not in violation of the provisions of this Agreement, or for any action taken or omitted to be taken by any employee or agent of the Company, except in the case of such Person's own gross negligence or willful malfeasance.

          Section 5.3    Indemnification of the Members.  Except as otherwise
                         ------------------------------
required by law or the provisions of this Agreement, the Company shall indemnify the Members against any losses, liabilities, damages or expenses (including amounts paid for attorneys' fees, judgments and settlements in connection with any threatened, pending or completed action, suit or proceeding) to which any of such Persons may directly or indirectly become subject for action taken or omitted to be taken as a Member or in connection with any involvement with the Company, but only to the extent that such Person (a) acted in good faith, (b) acted in a manner reasonably believed to be authorized or conferred upon such Person by this Agreement, (c) acted in a manner reasonably believed to be in the best interests of the Company, and (d) was neither grossly negligent nor willfully malfeasant.

          Section 5.4   No Transfer of Interest; No Withdrawal of Funds or
                        --------------------------------------------------
Loans.
-----

          (a) A Member may not sell, assign, transfer or otherwise dispose of all or any part of such Member's interest in the Company unless all of the Members have consented to such transfer or assignment in writing, except for a transfer of all or a part of such Member's interest (A) to such Member's estate, heirs or beneficiaries upon such Member's death and (B) to any trust established for the benefit of such Member's heirs or beneficiaries or to any guardian or conservator appointed for such Member's estate upon such Member's Disability (and in each such case, the transferor, unless otherwise determined by the Manager, shall remain liable for all liabilities and obligations relating to the transferred interest and the transferee shall become an assignee of only a beneficial interest in Company profits, losses and distributions).

          (b)  Notwithstanding anything to the contrary contained in this
Section 5.4, a transferee of a Company interest shall not become a substitute Member without the consent of the Manager and without executing a copy of this Agreement (and any Agreement contemplated hereby) or an amendment hereto (or thereto) in form and substance satisfactory to the Manager. Any substitute Member admitted to the Company as set forth in the preceding sentence shall succeed to all rights and be subject to all obligations of the transferring or assigning Member with respect to the interest to which such Member was substituted.

          (c) The transferor and transferee of any Member's interest shall be jointly and severally obligated to reimburse the Manager and the Company for all reasonable expenses (including attorneys' fees and expenses) of any transfer or proposed transfer of a Member's interest, whether or not consummated.

          (d) The transferee of any Member's interest shall be treated, for purposes of this Agreement, as having made all of the Capital Contributions made by, and received all of the distributions received by, the transferor of such interest.

          (e) Except as specifically provided in this Agreement, no Member is entitled to borrow or withdraw any amount from the Company.

          (f) Any sale, assignment, transfer, pledge, mortgage or other disposition which violates this Section 5.4 shall be void and the purported buyer, assignee, transferee, pledgee, mortgagee or other recipient shall have no interest in or rights to Company assets, profits, losses or distributions and neither the Members nor the Company shall be required to recognize any such interest or rights.

          Section 5.5    Admission of New Members.  Additional members ("New
                         ------------------------                        ---
Members") may be admitted to the Company only upon (i) approval by all of the
-------
Members and (ii) the execution and delivery of an appropriate amendment to this Agreement and any other documents requested by the Manager in order to make such New Member a party hereto and thereto.

          Section 5.6    Withdrawal, Expulsion or Other Termination of Members.
                         -----------------------------------------------------
No Member shall withdraw or be terminated from the Company.


                                  ARTICLE VI
                             DURATION; TERMINATION

          Section 6.1    Duration.  The Company shall terminate approximately
                         --------
120 days (as determined by the Managers and specified in a written notice to all Members) after the disposition of all of the Stock; provided that if in the opinion of the Managers there is some risk that the Company may have obligations or liabilities (contingent or otherwise), the term of the Company may be extended by the Managers until such risk no longer merits continuing the Company in the opinion of the Managers.

          Section 6.2   Liquidation of Company Interests.
                        --------------------------------

          (a) Upon termination, the Company shall be liquidated in an orderly manner. The Managers shall be the liquidator(s) to wind up the affairs of the Company pursuant to this Agreement.

          (b) Upon termination of the Company, a final allocation of all items of income, loss and expense shall be made in accordance with Article II hereof and all other relevant provisions hereof and the Company's liabilities and obligations to its creditors shall be paid or adequately provided for prior to any distributions to the Members. After payment or provision for payment of all debts of the Company, the remaining assets, if any, shall be distributed among the Members in accordance with their respective Capital Accounts.


                                  ARTICLE VII
                                   VALUATION

          Section 7.1   Normal Valuation.  For purposes of this Agreement, the
                        ----------------
value of any security as of any date (or in the event such date is a holiday or other day which is not a business day, as of the immediately preceding business day) shall be determined as follows:

          (a) a security which is listed on a recognized securities exchange or The NASDAQ National Market ("NASDAQ") shall be valued at the average of its last
                             ------
"bid" price on each trading day during the five trading day periods ending immediately prior to the date of determination, or if no sales occurred on any such day, the mean between the closing "bid" and "asked" prices on such day;

          (b) a security which is traded over-the-counter (other than on NASDAQ) shall be valued at the average of its last "bid" price on each trading day during the five trading day periods ending immediately prior to the date of determination, or if no sales occurred on any such day, the mean between the closing "bid" and "asked" prices on such day; and

          (c) all other securities shall be valued on such date at fair market value in such manner as the Managers determine proper.

          Section 7.2   Restrictions on Transfer or Blockage.  Subject to the
                        ------------------------------------
proviso in Section 7.1, any security which is held under a representation that it has been acquired for investment and not with a view to public sale or distribution, or which is held subject to any other restriction on transfer, or where the size of the Company's holdings compared to the trading volume would affect its marketability, shall be valued at such discount from the value determined under Section 7.1 above as determined by the Managers to properly reflect the marketability of such security.

                                 ARTICLE VIII
                               BOOKS OF ACCOUNT

          Section 8.1  Books.  The Company shall maintain complete and accurate
                       -----
books of account of the Company's affairs at the Company's principal office, which books shall be open to inspection by any Member (or such Member's authorized representative) at any time during ordinary business hours.

          Section 8.2  Fiscal Year.  The fiscal year of the Company shall begin
                       -----------
on January 1 each year and shall end on December 31 of such year, unless otherwise determined by the Managers.

          Section 8.3  Tax-Allocations and Reports.
                       ---------------------------

          (a) The income, gains, losses, deductions and credits of the Company shall be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts; provided that if any such allocation is not permitted by the Code or other applicable law, the Company's subsequent income, gains, losses, deductions and credits shall be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

          (b) If any Member is treated for income tax purposes as realizing ordinary income because of receipt of such Member's Company interest (whether under Code (S)83 or any other applicable law, rule, regulation or doctrine) and the Company is entitled to any offsetting deduction, the Company's deduction shall be allocated among the Members in such manner as to, as nearly as possible, offset such ordinary income realized by such Member.

          (c) Notwithstanding any other provision of this Agreement, if any Member unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation (S)1.704-1(b)(2)(ii)(d)(4), (5) or (6) which gives rise to a negative Capital Account (or which would give rise to a negative Capital Account when added to expected adjustments, allocations or distributions of the same type), such Member shall be allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible; provided that the Company's subsequent income, gains, losses, deductions and credits shall be allocated among the Members so as to achieve as nearly as possible the results that would have been achieved if this Section 8.3(c) had not been in this Agreement; provided further that no such allocation shall be made which would violate the provisions or purposes of Treasury Regulation
(S)1.704-1(b)(2).

          (d) If a Member does not ultimately receive distributions equal to the amounts allocated to such Member for tax purposes, the Company shall endeavor to allocate its future income, gains, losses, deductions, and credits among the Members in a manner which shall result in the tax allocations being as nearly equal to the distributions as possible.

          (e) The Company shall use its reasonable efforts to, within 75 days after the end of each fiscal year, furnish each Member with a copy of the Company's form K-1 for such fiscal year.

          (f) The Company may make a Code (S)754 election at the discretion of the Managers.


                                  ARTICLE IX
                               POWER OF ATTORNEY

          Each of the undersigned does hereby constitute and appoint the Managers with full power to act without the others, as such Member's true and lawful representative and attorney-in-fact, in such Member's name, place and stead, to make, execute, sign, acknowledge and deliver or file (a) the Certificate, (b) any amendment to, modification to, restatement of or cancellation of the Certificate, (c) all instruments, documents and certificates which may from time to time be required by any law to effectuate, implement and continue the valid and subsisting existence of the Company, and (d) all instruments, documents and certificates which may be required to effectuate the dissolution and termination of the Company. The powers of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable and shall survive the death, incompetency, disability or dissolution of a Member.


                                   ARTICLE X
                                 MISCELLANEOUS

          Section 10.1  Indemnification and Reimbursement for Payments on Behalf
                        --------------------------------------------------------
of a Member or Terminated Member.  If the Company is obligated to pay any amount
--------------------------------
to a governmental agency (or otherwise makes a payment) because of a Member's status or otherwise specifically attributable to a Member (including, without limitation, federal withholding taxes with respect to foreign members, state personal property taxes, state unincorporated business taxes, etc.), then such Member (the "Indemnifying Member") shall indemnify the Company in full for the
             -------------------
entire amount paid (including, without limitation, any interest, penalties and expenses associated with such payments). The amount to be indemnified shall be charged against the Capital Account of the Indemnifying Member, and, at the option of the Indemnifying Member, either:

          (a) promptly upon notification of an obligation to indemnify the Company, the Indemnifying Member shall make a cash payment to the Company equal to the full amount to be indemnified (and the amount paid shall be added to the Indemnifying Member's Capital Account but shall not be treated as a Capital Contribution), or

          (b) the Company shall reduce subsequent distributions which would otherwise be made to the Indemnifying Member, until the Company has recovered the amount to be indemnified (and, notwithstanding Section 2.1(a), the amount withheld shall not be treated as a Capital Contribution).

          Section 10.2  Deadlock; Arbitration.  All claims, disputes,
                        ---------------------
controversies or other matters in question arising under or relating to this Agreement (collectively, "Disputes") shall, if unable to be resolved within 10
                          --------
days of preliminary negotiation between the parties to such Dispute, be resolved through binding arbitration in accordance with the commercial arbitration rules and practices of the American Arbitration Association. The site of such arbitration shall be in Hartford, CT, or such other place as is mutually agreeable to the parties. The cost of each arbitration proceeding, including without limitation the arbitrator's compensation and expenses, hearing room charges, court reporter transcript charges, reasonable attorney fees and expenses, etc., shall be allocated among the parties to such Dispute based upon the percentage which the portion of the contested amount in such Dispute not awarded to each party bears to the amount actually contested by such party. The parties hereto agree that the remedies provided under this Section 10.2 shall be the sole and exclusive remedies for resolving and remedying all Disputes hereunder.

          Section 10.3  Amendments.  This Agreement may be amended only by the
                        ----------
unanimous consent of all Members.

          Section 10.4  Successors.  Except as otherwise provided herein, this
                        ----------
Agreement shall inure to the benefit of and be binding upon the Members and their respective legal representatives, heirs, successors and assigns.

          Section 10.5  Governing Law; Severability.  This Agreement shall be
                        ---------------------------
governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. If it is determined by a court of competent jurisdiction that any provision of this Agreement is invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          Section 10.6  Notices.  All notices, demands and other communications
                        -------
to be given and delivered under or by reason of provisions under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, sent by telecopy or sent by reputable overnight courier service (charges prepaid) to the addresses or telecopy numbers set forth in Schedule 2
                                                                    ----------
attached hereto or to such other addresses or telecopy numbers as have been supplied in writing to the Company.

          Section 10.7  Singular; Plural; Gender.  Wherever from the context it
                        ------------------------
appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

          Section 10.8  Complete Agreement; Headings; Counterparts.  This
                        ------------------------------------------
Agreement terminates and supersedes all other agreements previously entered into among any of the Members relating to the subject matter hereof. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. This Agreement may be executed in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts together shall constitute one agreement.

                                  *   *    *

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Limited Liability Company to be signed as of the date first above written.

                                 MEMBERS:
                                 -------

                                 PHOENIX HOME LIFE MUTUAL INSURANCE
                                 COMPANY

                                 By /s/ Christopher Wilkos
                                    -----------------------------

                                 Its Vice-President
                                    -----------------------------


                                 PHOENIX INVESTMENT PARTNERS, LTD.


                                 By /s/ Michael E. Haylon
                                    -----------------------------

                                 Its Executive Vice-President
                                    -----------------------------


                                 INVERNESS MANAGEMENT FUND I LLC

                                 By: J.C. Comis LLC, its General Partner

                                 By:      /s/  James C. Comis III
                                      ----------------------------------
                                 Name: James C. Comis III
                                 Its: Managing Member

                                                                      SCHEDULE 1
                                                                      ----------


                             CAPITAL CONTRIBUTIONS


--------------------------------------------------------
                                Fund Capital
          Member                 Commitment
          ------                 ----------
--------------------------------------------------------
  Phoenix                        $9,500,000
--------------------------------------------------------
  PXP                            $  506,250
--------------------------------------------------------
  Inverness                      $   18,750
--------------------------------------------------------

                                                                      SCHEDULE 2
                                                                      ----------
                                    NOTICES
                                    -------


Phoenix Home Life Mutual Insurance Company
1 American Row
Hartford, CT 06115
Attention:  John Mulrain

Phoenix Investment Partners, Ltd.
56 Prospect Street
Hartford, CT 06115
Attention: Paul Chute

Inverness Management Fund I LLC
c/o Inverness Management LLC
660 Steamboat Road
Greenwich, CT 06839
Attention:  Jim Comis